For Immediate Release

Patrick Industries to Acquire Adorn, LLC

ELKHART, IN., April 11, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) has agreed to acquire Adorn, LLC (“Adorn”), a manufacturer and supplier of interior components to the recreational vehicle (“RV”) and manufactured housing (“MH”) industries. Patrick expects to close the acquisition within six to eight weeks and expects the acquisition to be accretive to earnings in 2007.

Adorn, which is based in Elkhart, Indiana and recorded approximately $240 million in revenue in 2006, manufactures and supplies laminated wall paneling, cabinet doors and other interior components primarily to the RV and MH industries. Adorn also manufactures and supplies a variety of laminated products and slotwall for the industrial market. Adorn has three facilities in Elkhart, as well as manufacturing facilities in eight other states. Paul Hassler, President and CEO of Patrick Industries, said, “Adorn’s products provide a strong complement to our existing product lines, while broadening our reach in the industrial sectors.” With Patrick Industries reporting 2006 revenue of $348 million, the combined entities together account for approximately $588 million in total revenue. “This acquisition will result in a nearly 70 percent increase in our top line, and we intend to maximize synergies through an effective transition plan to further drive profitability,” Mr. Hassler said.

“Adorn provides an exceptional fit within the framework of our strategic plan, which includes organic and acquisition growth to increase shareholder value,” said Mr. Hassler. “We and the Adorn management team are excited to bring these two companies together and combine our efforts toward industry ‘best practices.’” The synergies of the combined companies are expected to include logistics, personnel, product base, purchasing, manufacturing efficiencies and increased capacity utilization, among others. Mr. Hassler commented, “We feel this business combination will result in Patrick Industries, Inc. becoming a premier manufacturer and distributor of building and component products to the RV and MH industries.”

Todd Cleveland, President and CEO of Adorn, said, “I am truly excited about the new opportunities the combination will provide for our valued customers, team members, and suppliers. This combination will help to ensure that these groups have a solid, efficient platform to work from, with the ability to grow as future demand increases and the markets we serve improve. Our combined team’s immediate focus, upon the closing of this transaction, will be to capitalize on the synergies that will drive efficiencies and ultimately enhance shareholder value.”

Adorn has been a portfolio company of Linsalata Capital Partners since February 2000. Eric V. Bacon, Senior Managing Director at Linsalata, said, “Combining forces with Patrick and its management team is a logical step for these two companies and provides an excellent opportunity for Adorn and its management team.”

The acquisition will be funded through both debt and equity financing, which will be structured to provide additional liquidity to facilitate the combined companies’ future growth plans and working capital needs. Patrick has entered into a commitment letter with J.P. Morgan Securities Inc. and JP Morgan Chase Bank, N.A. for a senior credit facility comprised of a revolving credit loan and a term loan. Additional financing for the acquisition will be provided by Tontine Capital Partners, L.P. and its

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affiliates (“Tontine”). Tontine, a significant shareholder of Patrick, has agreed to purchase 980,000 shares of Patrick common stock in a private placement at a purchase price of $11.25 per share and to provide additional interim debt financing in the form of senior subordinated notes.

Following the closing of the Adorn acquisition, Patrick intends to raise up to approximately $20 million of additional equity capital by means of a rights offering of common stock to its shareholders. The rights to be distributed will permit Patrick shareholders as of the to-be-determined record date to purchase additional shares of Patrick common stock at the same $11.25 per share paid by Tontine in the private placement. Proceeds from the rights offering are expected to be applied to repayment of debt, including the senior subordinated notes.

The foregoing notice does not constitute an offer of any securities for sale. The distribution of rights and the issuance of common stock related thereto will be accomplished by means of a registration statement to be filed by Patrick with the Securities and Exchange Commission. Patrick will distribute the related prospectus following the effectiveness of the registration statement to all shareholders as of the rights offering record date.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a manufacturer of component products and a distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other industrial sectors and operates coast-to-coast through locations in 12 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. Patrick also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products.

About Adorn, LLC

Founded in 1986, Adorn, LLC (www.adornllc.com) manufactures and supplies laminated wall paneling, cabinet doors and other interior components to the recreational vehicle and manufactured housing industries. Adorn also manufactures and supplies a variety of products including laminated products and slotwall for industrial, furniture, kitchen cabinet and store fixture applications. Adorn’s nationwide facilities are strategically located throughout the United States.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Patrick’s common stock and other matters.

Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. Patrick does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond Patrick’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and

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availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com